                                                                      Exhibit 20


                               TOYOTA MOTOR CREDIT CORPORATION
               SERVICER'S REPORT -- TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST
              DISTRIBUTION DATE OF OCTOBER 16, 2000 FOR THE COLLECTION PERIOD
                        SEPTEMBER 1, 2000 THROUGH SEPTEMBER 30, 2000


-----------------------------------------------------------------------------------------------------------------------------------
                                                                  CLASS A-1         CLASS A-2       CLASS A-3         CLASS A-4
                                                                  ---------         ---------       ---------         ---------
                                                  TOTAL            BALANCE           BALANCE         BALANCE           BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
POOL DATA - ORIGINAL DEAL PARAMETERS
  Securities Balance                        $1,411,797,000.00  $366,759,000.00     429,000,000.00  $407,000,000.00  $209,038,000.00
  Receivables Pool Balance                  $1,455,461,330.00
  Principal Factor                                 1.00000000       1.00000000         1.00000000       1.00000000       1.00000000
  Rate                                                                   6.66%              6.75%            6.76%            6.80%
  Targeted Maturity Date                                      October 15, 2001       May 15, 2003  August 15, 2004   April 15, 2007
  Number of Contracts                                 105,023
  Weighted Average Coupon                              10.34%
  Weighted Average Remaining Term                49.90 months
  Servicing Fee Rate                                    1.00%



POOL DATA - PRIOR MONTH
  Securities Balance                        $1,411,797,000.00  $366,759,000.00    $429,000,000.00  $407,000,000.00  $209,038,000.00
  Receivables Pool Balance                  $1,455,461,330.00
  Securities Pool Factor                           1.00000000       1.00000000         1.00000000       1.00000000       1.00000000
  Number of Contracts                                 105,023
  Weighted Average Coupon                              10.34%
  Weighted Average Remaining Term                49.90 months
  Precompute and Simple Interest Advances       $1,015,770.08
  Payahead Account Balance                      $1,733,013.37
  Supplemental Servicing Fee Received                   $0.00
  Interest Shortfall                                    $0.00            $0.00              $0.00            $0.00            $0.00
  Principal Shortfall                                   $0.00            $0.00              $0.00            $0.00            $0.00


POOL DATA - CURRENT MONTH
  Securities Balance                        $1,366,012,658.37  $320,974,658.37    $429,000,000.00  $407,000,000.00  $209,038,000.00
  Receivables Pool Balance                  $1,409,676,988.37
  Securities Pool Factor                           0.96757017       0.87516505         1.00000000       1.00000000       1.00000000
  Number of Contracts                                 103,565
  Weighted Average Coupon                              10.34%
  Weighted Average Remaining Term                49.08 months
  Precompute and Simple Interest Advances       $3,314,612.01
  Payahead Account Balance                      $1,684,977.19
  Supplemental Servicing Fee Received              $94,510.34
  Interest Shortfall                                    $0.00            $0.00              $0.00            $0.00            $0.00
  Principal Shortfall                                   $0.00            $0.00              $0.00            $0.00            $0.00
-----------------------------------------------------------------------------------------------------------------------------------

RESERVE FUND
  Initial Deposit Amount                                                                                              $3,638,653.00
  Specified Reserve Fund Percentage                                                                                           0.75%
  Specified Reserve Fund Amount                                                                                      $10,572,577.41
  Specified Reserve Fund Percentage (IF CONDITION i OR ii MET)                                                                5.50%
  Specified Reserve Fund Amount (IF CONDITION i OR ii MET)                                                           $75,130,696.21

  Beginning Balance                                                                                                   $3,638,653.00
  Total Withdraw                                                                                                              $0.00
  Amount Available for Deposit to the Reserve Fund                                                                   $10,540,900.90
  Reserve Fund Balance Prior to Release                                                                              $14,179,553.90
  Reserve Fund Required Amount                                                                                       $10,572,577.41
  Reserve Fund Release to Seller                                                                                      $3,606,976.49
  Ending Reserve Fund Balance                                                                                        $10,572,577.41
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

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LIQUIDATION OF CHARGE-OFFS AND REPOSSESSIONS
                                                                      VEHICLES            AMOUNT
                                                                      --------            ------
     Liquidated Contracts                                                 5
                                                                          -
     Gross Principal Balance of Liquidated Receivables                                          $24,041.46
     Net Liquidation Proceeds Received During the Collection Period                            -$12,184.51
     Recoveries on Previously Liquidated Contracts                                                   $0.00
                                                                                 --------------------------
     Aggregate Credit Losses for the Collection Period                                           $11,856.95
                                                                                 --------------------------


                                                                                 --------------------------

     Cumulative Credit Losses for all Periods                             5                     $11,856.95
                                                                          -
                                                                                 --------------------------
     Repossessed in Current Period                                       12
                                                                         --


RATIO OF NET CREDIT LOSSES TO THE AVERAGE POOL BALANCE                              Annualized Average
FOR EACH COLLECTION PERIOD:                                                           Charge-Off Rate
       Second Preceding Collection Period                                                             0.00%
       First Preceding Collection Period                                                              0.00%
       Current Collection Period                                                                      0.02%

-----------------------------------------------------------------------------------------------------------
CONDITION (i) (CHARGE-OFF RATE)
Three Month Average                                                                                   0.01%
Charge-off Rate Indicator ( > 1.25%)                                                      CONDITION NOT MET
-----------------------------------------------------------------------------------------------------------

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DELINQUENT AND REPOSSESSED CONTRACTS


                                              PERCENT   CONTRACTS      PERCENT            AMOUNT
                                              -------   ---------      -------            ------


  31-60 Days Delinquent                        1.44%        1,493       1.49%            $20,286,926.91
  61-90 Days Delinquent                        0.01%            9       0.01%               $193,015.80
  Over 90 Days Delinquent                      0.00%            0       0.00%                     $0.00
                                                     -------------            --------------------------
  Total Delinquencies                                       1,502                        $20,479,942.71
                                                     =============            ==========================

  Repossessed Vehicle Inventory                                12 *

  * Included with delinquencies above

RATIO OF NUMBER OF CONTRACTS DELINQUENT 60 DAYS OR MORE TO THE OUTSTANDING
NUMBER OF RECEIVABLES AS OF EACH COLLECTION PERIOD (INCLUDES REPOSSESSIONS):
  Second Preceding Collection Period                                                               0.00%
  First Preceding Collection Period                                                                0.00%
  Current Collection Period                                                                        0.01%

--------------------------------------------------------------------------------------------------------
CONDITION (ii) (DELINQUENCY PERCENTAGE)
Three Month Average                                                                                0.00%
Delinquency Percentage Indicator ( > 1.25%)                                            CONDITION NOT MET
--------------------------------------------------------------------------------------------------------

                               TOYOTA MOTOR CREDIT CORPORATION
               SERVICER'S REPORT -- TOYOTA AUTO RECEIVABLES 2000-B OWNER TRUST
              DISTRIBUTION DATE OF OCTOBER 16, 2000 FOR THE COLLECTION PERIOD
                        SEPTEMBER 1, 2000 THROUGH SEPTEMBER 30, 2000


-------------------------------------------------------------------------------------------------------------------------------
                                                                CLASS A-1       CLASS A-2        CLASS A-3       CLASS A-4
                                                                ---------       ---------        ---------       ---------
                                                 TOTAL           BALANCE         BALANCE          BALANCE         BALANCE
-------------------------------------------------------------------------------------------------------------------------------
COLLECTIONS
  Principal Payments Received                   $44,574,463.50
  Interest Payments Received                    $11,729,244.97
  Net Precomputed Payahead Amount                   $48,036.18
  Aggregate Net Liquidation Proceeds Received       $12,184.51
  Principal on Repurchased Contracts                     $0.00
  Interest on Repurchased Contracts                      $0.00
                                               ---------------
  Total Collections                             $56,363,929.16
  Net Simple Interest Advance Amount             $1,775,275.86
  Net Precomputed Advance Amount                   $523,566.07
                                               ---------------
  Total Available Amount                        $58,662,771.09

AMOUNTS DUE
  Servicing Fee                                  $1,212,884.44
  Accrued and Unpaid Interest                    $1,124,644.12
  Principal                                     $45,784,341.63
  Reserve Fund                                  $10,540,900.90
                                               ---------------
  Total Amount Due                              $58,662,771.09

ACTUAL DISTRIBUTIONS
  Servicing Fee                                  $1,212,884.44
  Interest                                       $1,124,644.12      $339,252.08     $321,750.00     $305,702.22     $157,939.82
  Principal                                     $45,784,341.63   $45,784,341.63           $0.00           $0.00           $0.00
  Reserve Fund                                  $10,540,900.90
                                                                 --------------   -------------   ------------- ---------------
  Total Amount Distributed                      $58,662,771.09   $46,123,593.71     $321,750.00     $305,702.22     $157,939.82
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
MONTHLY INFORMATION BY TYPE OF LOAN


PRECOMPUTED CONTRACTS
  Scheduled Principal Collections                                                         $4,185,932.46
  Prepayments in Full                                         208 contracts               $2,571,748.12
  Repurchased Receivables Principal                                                               $0.00
  Payments Behind/Ahead on Repurchased Receivables                                                $0.00
  Total Collections                                                                       $8,168,840.17
  Advances - Reimbursement of Previous Advances                                                   $0.00
  Advances - Current Advance Amount                                                         $523,566.07
  Payahead Account - Payments Applied                                                        $48,036.18
  Payahead Account - Additional Payaheads                                                         $0.00



SIMPLE INTEREST CONTRACTS
  Collected Principal                                                                    $20,949,062.59
  Prepayments in Full                                        1245 contracts              $16,867,720.33
  Collected Interest                                                                     $10,318,085.38
  Repurchased Receivables Principal                                                               $0.00
  Repurchased Receivables Interest                                                                $0.00
  Advances - Reimbursement of Previous Advances                                                   $0.00
  Advances - Current Advance Amount                                                       $1,775,275.86

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

I hereby certify to the best of my knowledge that the report provided is true and correct.


/s/  ROBERT WOODIE
---------------------------------------------------
Robert Woodie
National Treasury Manager